Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP July 24, 2025

Ameriprise Financial Reports
Second Quarter 2025 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q2 2025		Q2 2025
GAAP	$10.73	GAAP	45.8%
Adjusted Operating	$9.11	Adjusted Operating	51.5%

•Second quarter adjusted operating earnings per diluted share increased 7 percent to $9.11. Results reflected asset growth and expense discipline.
•Second quarter GAAP net income per diluted share was
$10.73 compared to $8.02 a year ago.
•Assets under management, administration and advisement reached a record high of $1.6 trillion, up 9 percent, with growth across the firm.
•Adjusted operating net revenues increased 4 percent to $4.3 billion primarily from asset growth.
•The company has consistently demonstrated strong expense discipline enabling business growth investments. In the quarter, general and administrative expenses improved 1 percent, reflecting benefits from ongoing initiatives to drive firm-wide operational transformation, client experience enhancements and future profitability.
•Pretax adjusted operating margin continues to be very strong at 27 percent and adjusted operating return on equity was 52 percent.(1)
•The company returned $731 million of capital to shareholders in the quarter, which was 81 percent of adjusted operating earnings, demonstrating its differentiated capital return track record and consistent free cash flow generation.
•Balance sheet fundamentals were excellent with significant excess capital and holding company available liquidity.
•Kiplinger recognized Ameriprise as outstanding for overall satisfaction, quality of advice, trustworthy advisers and being the most recommended among wealth managers in its 2025 Readers’ Choice Awards.
•Ameriprise was named one of America’s Most Innovative Companies 2025 by Fortune.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered another good quarter, posting strong financial results.

While markets were volatile in the quarter, client activity remained strong. And advisor productivity grew by double digits, reaching another record. In addition, both client and firm asset levels hit all-time highs.

Our advice value proposition is differentiated in the industry and helps clients feel confident about achieving their long-term goals. That’s why we’re continuing to invest in the business and transforming our operating model to drive best-in-class margins and sustainable shareholder value creation.

Whether its premier technology and security, digital tools or product solutions, we’re constantly innovating and evolving with client and advisor needs. Notably, in the quarter, we launched our new unified managed account, the Ameriprise Signature Wealth Program.

Given the strong free cash flow Ameriprise generates, we’re able to return capital to shareholders at an attractive rate and maintain significant excess capital and flexibility. In fact, in the first half of 2025, Ameriprise returned 81% of adjusted operating earnings to shareholders through both dividends and share repurchases.

Ameriprise remains well positioned. We’re serving clients exceptionally well and benefiting from the strength of our business, team and financial foundation.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Second Quarter Summary
	Quarter Ended June 30,		% Better/ (Worse)	Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
GAAP net income	$1,060	$829	28%	$1,643	$1,819	(10)%
Adjusted operating earnings (see reconciliation on p. 24)	$900	$882	2%	$1,850	$1,760	5%

GAAP net income per diluted share	$10.73	$8.02	34%	$16.53	$17.49	(5)%
Adjusted operating earnings per diluted share (see reconciliation on p. 24)	$9.11	$8.53	7%	$18.61	$16.92	10%

GAAP Return on Equity, ex. AOCI	45.8%	45.9%		45.8%	45.9%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 26)	51.5%	48.9%		51.5%	48.9%

Weighted average common shares outstanding:
Basic	97.4	101.6		97.9	102.2
Diluted	98.8	103.4		99.4	104.0

Second quarter 2025 GAAP results included favorable market impacts on the valuation of derivatives and market risk benefits, while the prior year quarter included unfavorable market impacts on the valuation of derivatives and market risk benefits.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$2,807	$2,644	6%

Distribution expenses	1,546	1,403	(10)%
Interest and debt expense	14	10	(40)%
General and administrative expenses	435	409	(6)%
Adjusted operating expenses	1,995	1,822	(9)%
Pretax adjusted operating earnings	$812	$822	(1)%

Pretax adjusted operating margin	28.9%	31.1%	(220) bps

	Quarter Ended June 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2025	2024
Total client assets	$1,084	$972	11%
Total client net flows	$4.3	$6.6	(35)%
Wrap net flows	$5.4	$7.5	(28)%
AWM cash balances	$38.0	$40.6	(7)%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,070	$968	11%

Advice & Wealth Management generated pretax adjusted operating earnings of $812 million with a margin of 29 percent. Results reflected the impact from market volatility on fee-based earnings within the quarter, as well as lower interest revenue from the 100 basis point reduction in the federal funds effective rate in late 2024. The equity market recovery in June positions us well as we enter the third quarter.

Adjusted operating net revenues increased 6 percent to $2.8 billion from higher client assets, even with the impact from lower average equity markets within the quarter and the 100 basis point reduction in the federal funds effective rate.

Adjusted operating expenses increased 9 percent to $2.0 billion primarily driven by the consistent growth in advisor productivity. General and administrative expenses were $435 million reflecting strong expense discipline, as well as continued investments in growth initiatives and volume-related expenses due to business growth. For the full year, we expect general and administrative expenses to increase in the low- to mid-single-digit range.

Advice & Wealth Management metrics were impacted by elevated market volatility driven by global trade policy uncertainty, as well as normal seasonal tax payment trends. Clients and advisors remained focused on positioning portfolios to meet long term financial planning goals.
•Total client assets grew 11 percent to a record high of $1.1 trillion, with client flows of $4.3 billion.
•Wrap assets increased 15 percent to a record high of $615 billion. Wrap flows were $5.4 billion, representing a 4 percent annualized flow rate. In addition, we experienced a good initial response to the launch of our new Ameriprise Signature Wealth Program.
•Transactional activity remained consistent with the prior year.
•Cash sweep balances were in line with expectations at $27.4 billion compared to $28.6 billion in the prior quarter, reflecting normal seasonal tax payments.
•Bank assets grew 6 percent to $24 billion, providing sustainable net investment income in this forecasted lower rate environment.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.1 million, up 11 percent from enhanced productivity, business growth and market appreciation.
•The company added 73 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$830	$848	(2)%

Distribution expenses	240	244	2%
Amortization of deferred acquisition costs	1	1	—%
Interest and debt expense	3	1	NM
General and administrative expenses	364	384	5%
Adjusted operating expenses	608	630	3%
Pretax adjusted operating earnings	$222	$218	2%

Net pretax adjusted operating margin (1)	39.0%	37.6%

	Quarter Ended June 30,		% Better/ (Worse)
(in billions)	2025	2024
Assets Under Management and Advisement (2)	$690	$674	2%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(3.5)	$(3.2)	(9)%
Model delivery AUA flows (2)	0.4	0.9	(56)%
Total retail net AUM flows and model delivery AUA flows (2)	(3.1)	(2.3)	(35)%

Global Institutional net AUM flows, ex. legacy insurance partners	(4.8)	0.3	NM

Legacy insurance partners AUM flows	(0.8)	(9.1)	91%

Total Net AUM and AUA flows (2)	$(8.7)	$(11.1)	21%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues were $830 million. Pretax adjusted operating earnings increased 2 percent to $222 million, reflecting equity market appreciation and the positive impact from expense management actions, partially offset by net outflows. Results in the current quarter absorbed the impact of 2 percent lower average equity markets sequentially. Net pretax adjusted operating margin improved 140 basis points to 39 percent. The underlying fee rate remained stable.

Adjusted operating expenses improved 3 percent. General and administrative expenses improved 5 percent from a year ago, reflecting benefits from ongoing initiatives to drive additional operational transformation across our global footprint.

Assets under management and advisement increased to $690 billion, up 2 percent year-over-year and 5 percent sequentially.

Net outflows were $8.7 billion in the quarter. Retail and model delivery net outflows were $3.1 billion, primarily reflecting higher redemptions due to market volatility. Institutional net outflows were $4.8 billion, which included $1.6 billion related to the exit of Lionstone. Outflows related to legacy insurance partners were $0.8 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$936	$928	1%
Adjusted operating expenses	722	732	1%
Pretax adjusted operating earnings	$214	$196	9%

Retirement & Protection Solutions pretax adjusted operating earnings increased 9 percent to $214 million. The strong and consistent results reflect the benefit from favorable life claims, stronger interest earnings and higher equity markets.

Retirement & Protection Solutions sales improved sequentially to $1.4 billion, with continued strong client demand for structured variable annuities.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns and continued to be an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Corporate & Other	$(100)	$(123)	19%
Closed Blocks (1)	1	4	(75)%
Pretax adjusted operating earnings/(loss)	$(99)	$(119)	17%

Long Term Care	$7	$12	(42)%
Fixed Annuities	(6)	(8)	25%
Pretax adjusted operating earnings/(loss)	$1	$4	(75)%

(1) Long Term Care and Fixed Annuities.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $100 million. Underlying pretax adjusted operating loss was relatively flat in the $85 to $90 million range, excluding severance and severance programs, the acceleration of the firm’s transition to cloud-based technology platforms and mark-to-market impacts on share-based compensation in both periods.

Long Term Care pretax adjusted operating earnings were $7 million, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $6 million.

Taxes
The operating effective tax rate was 21.7 percent. The operating effective tax rate is expected to be 20 to 22 percent for full year 2025.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets;
•statements estimating the financial impacts and future profitability arising from the company’s initiatives to enhance operational efficiency and effectiveness;

•statements concerning expected general and administrative expense for Advice & Wealth Management;
•statements estimating the expected full year 2025 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended June 30, 2025.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Other

Kiplinger: Ameriprise did not pay a fee to be evaluated for this list but did pay a fee to cite the results. Kiplinger readers were invited to take the 2025 Readers' Choice Awards survey on Kiplinger.com from Feb. 20-March 21, 2025. Within the wealth management services category, respondents selected the wealth management provider they used most frequently and rated that provider on a ten-point scale in four criteria: likelihood to recommend to others, overall satisfaction, trustworthiness of the firm's advisers and quality of financial advice. Kiplinger awarded multiple providers with the highest-scoring providers in each criterion with an “outstanding” designation. Award is not indicative of future performance or representative of any one client’s experience. For more information, visit https://www.kiplinger.com/personal-finance/kiplinger-readers-choice-awards. From Kiplinger's Personal Finance. ©2025 The Kiplinger Washington Editors. All rights reserved. Used under license.

Fortune: Fortune partnered with Statista to recognize America’s Most Innovative Companies 2025 — the top 300 U.S. companies based on analysis of product innovation, process innovation and innovation culture. Statista surveyed over 40,000 U.S. employees and 2,500 experts in various fields, evaluated patent data, and gathered input from an innovation expert advisory board. Surveys were conducted in Q4 2024. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results. Find more information at https://rankings.statista-research.com/Americas_Most_Innovative_Companies_2025_Methodology.pdf

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,600	$2,456	6%	$2,602	—%
Distribution fees	502	505	(1)%	522	(4)%
Net investment income	891	921	(3)%	868	3%
Premiums, policy and contract charges	361	381	(5)%	360	—%
Other revenues	136	129	5%	129	5%
Total revenues	4,490	4,392	2%	4,481	—%
Banking and deposit interest expense	115	172	33%	127	9%
Total net revenues	4,375	4,220	4%	4,354	—%

Expenses
Distribution expenses	1,596	1,450	(10)%	1,612	1%
Interest credited to fixed accounts	95	185	49%	130	27%
Benefits, claims, losses and settlement expenses	257	331	22%	381	33%
Remeasurement (gains) losses of future policy benefit reserves	(3)	(8)	(63)%	(10)	(70)%
Change in fair value of market risk benefits	(10)	110	NM	497	NM
Amortization of deferred acquisition costs	60	61	2%	61	2%
Interest and debt expense	82	83	1%	80	(3)%
General and administrative expense	947	957	1%	916	(3)%
Total expenses	3,024	3,169	5%	3,667	18%

Pretax income	1,351	1,051	29%	687	97%
Income tax provision	291	222	31%	104	NM
Net income	$1,060	$829	28%	$583	82%

Earnings per share
Basic earnings per share	$10.88	$8.16		$5.92
Earnings per diluted share	$10.73	$8.02		$5.83

Weighted average common shares outstanding
Basic	97.4	101.6		98.5
Diluted	98.8	103.4		100.0

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$611,333	$531,268	15%	$569,137	7%
Asset Management AUM	654,224	641,880	2%	621,378	5%
Corporate AUM	653	490	33%	595	10%
Eliminations	(46,255)	(44,136)	(5)%	(44,170)	(5)%
Assets Under Management	1,219,955	1,129,502	8%	1,146,940	6%
Assets Under Administration	331,045	298,468	11%	314,055	5%
Assets Under Advisement (net of eliminations) (1)	33,767	30,965	9%	33,665	—%
Total Assets Under Management, Administration and Advisement	$1,584,767	$1,458,935	9%	$1,494,660	6%

S&P 500
Daily average	5,728	5,253	9%	5,899	(3)%
Period end	6,205	5,460	14%	5,612	11%

Weighted Equity Index (WEI) (2)
Daily average	3,638	3,358	8%	3,713	(2)%
Period end	3,921	3,456	13%	3,554	10%

Common shares
Beginning balance	95.5	99.6	(4)%	96.2	(1)%
Repurchases	(1.1)	(1.3)	15%	(1.2)	8%
Issuances	—	0.1	NM	0.8	NM
Other	—	—	—%	(0.3)	NM
Total common shares outstanding	94.4	98.4	(4)%	95.5	(1)%
Restricted stock units	2.4	2.6	(8)%	2.4	—%
Total basic common shares outstanding	96.8	101.0	(4)%	97.9	(1)%
Total potentially dilutive shares	1.5	1.8	(17)%	1.5	—%
Total diluted shares	98.3	102.8	(4)%	99.4	(1)%

Capital Returned to Shareholders
Dividends paid	$158	$151	5%	$148	7%
Common stock share repurchases	573	542	6%	617	(7)%
Total Capital Returned to Shareholders	$731	$693	5%	$765	(4)%

(1) Assets reported on a one quarter lag
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,517	$1,361	11%	$1,515	—%
Financial planning fees	120	110	9%	110	9%
Transaction and other fees	100	100	—%	94	6%
Total management and financial advice fees	1,737	1,571	11%	1,719	1%
Distribution fees:
Mutual funds	212	199	7%	214	(1)%
Insurance and annuity	258	260	(1)%	243	6%
Off-Balance sheet brokerage cash	25	40	(38)%	36	(31)%
Other products	108	109	(1)%	120	(10)%
Total distribution fees	603	608	(1)%	613	(2)%
Net investment income	496	560	(11)%	500	(1)%
Other revenues	86	77	12%	77	12%
Total revenues	2,922	2,816	4%	2,909	—%
Banking and deposit interest expense	115	172	33%	127	9%
Adjusted operating total net revenues	2,807	2,644	6%	2,782	1%

Expenses
Distribution expenses	1,546	1,403	(10)%	1,554	1%
Interest and debt expense	14	10	(40)%	12	(17)%
General and administrative expense	435	409	(6)%	424	(3)%
Adjusted operating expenses	1,995	1,822	(9)%	1,990	—%
Pretax adjusted operating earnings	$812	$822	(1)%	$792	3%

Pretax adjusted operating margin	28.9%	31.1%		28.5%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)
AWM Total Client Assets	$1,083,821	$972,135	11%	$1,022,520	6%

Total Client Flows	$4,281	$6,604	(35)%	$10,275	(58)%

Total Wrap Accounts
Beginning assets	$572,771	$521,722	10%	$573,881	—%
Net flows	5,378	7,521	(28)%	8,724	(38)%
Market appreciation (depreciation) and other	37,040	5,747	NM	(9,834)	NM
Total wrap ending assets	$615,189	$534,990	15%	$572,771	7%

Advisory wrap account assets ending balance (1)	$609,486	$529,642	15%	$567,371	7%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	22,497	21,466	5%	22,669	(1)%
On-balance sheet - certificate	9,892	12,526	(21)%	10,685	(7)%
On-balance sheet - broker dealer	$2,187	$2,279	(4)%	$2,308	(5)%
Total on-balance sheet	$34,576	$36,271	(5)%	$35,662	(3)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$3,396	$4,359	(22)%	$4,344	(22)%
Total AWM Cash Balances	$37,972	$40,630	(7)%	$40,006	(5)%

Bank - Net Investment Income
Average interest-bearing assets	$24,194	$23,155	4%	$24,176	—%
Gross fee yield (2)	4.73%	4.94%		4.68%

Certificates - Net Investment Income
Average interest-bearing assets	$11,009	$13,782	(20)%	$11,746	(6)%
Gross fee yield (2)	5.02%	5.61%		5.11%

Other - Net Investment Income
Average interest-bearing assets	$4,863	$5,195	(6)%	$5,205	(7)%
Gross fee yield (2)	6.06%	6.43%		5.82%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$3,752	$5,084	(26)%	$5,151	(27)%
Net fee yield	2.72%	3.19%		2.81%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Gross fee yield is calculated using amortized cost of investments. Prior to Q1 2025, it was calculated using fair value of investments. Prior periods have been restated to conform with current presentation.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$515	$522	(1)%	$530	(3)%
Institutional	131	140	(6)%	134	(2)%
Model delivery (1)	23	21	10%	22	5%
Transaction and other fees	50	52	(4)%	50	—%
Revenue from other sources (2)	2	3	(33)%	4	(50)%
Total management and financial advice fees	721	738	(2)%	740	(3)%
Distribution fees:
Mutual funds	53	56	(5)%	55	(4)%
Insurance and annuity	38	40	(5)%	39	(3)%
Total distribution fees	91	96	(5)%	94	(3)%
Net investment income	14	12	17%	5	NM
Other revenues	4	2	NM	7	(43)%
Total revenues	830	848	(2)%	846	(2)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	830	848	(2)%	846	(2)%

Expenses
Distribution expenses	240	244	2%	246	2%
Amortization of deferred acquisition costs	1	1	—%	2	50%
Interest and debt expense	3	1	NM	3	—%
General and administrative expense	364	384	5%	354	(3)%
Adjusted operating expenses	608	630	3%	605	—%
Pretax adjusted operating earnings	$222	$218	2%	$241	(8)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$830	$848	(2)%	$846	(2)%
Distribution pass through revenues	(190)	(192)	1%	(195)	3%
Subadvisory and other pass through revenues	(99)	(98)	(1)%	(91)	(9)%
Net adjusted operating revenues	541	558	(3)%	560	(3)%

Pretax adjusted operating earnings	$222	$218	2%	$241	(8)%
Adjusted operating net investment income	(14)	(12)	(17)%	(5)	NM
Amortization of intangibles	3	4	(25)%	3	—%
Net adjusted operating earnings	$211	$210	—%	$239	(12)%

Pretax adjusted operating margin	26.7%	25.7%		28.5%
Net pretax adjusted operating margin (3)	39.0%	37.6%		42.7%

Total Performance fees (4)
Performance fees	$2	$2	—%	$1	NM
General and administrative expense related to performance fees	1	1	—%	—	—%
Net performance fees	$1	$1	—%	$1	—%

(1) Prior period amounts have been reclassified from Institutional to conform to current year presentation.
(2) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(3) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(4) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$340,353	$349,567	(3)%	$352,737	(4)%
Inflows	13,768	12,536	10%	14,966	(8)%
Outflows	(18,152)	(18,658)	3%	(20,079)	10%
Net VP/VIT fund flows	(1,567)	(1,607)	2%	(1,646)	5%
Net new flows	(5,951)	(7,729)	23%	(6,759)	12%
Reinvested dividends	2,290	1,758	30%	958	NM
Net flows	(3,661)	(5,971)	39%	(5,801)	37%
Distributions	(2,525)	(2,099)	(20)%	(1,021)	NM
Market appreciation (depreciation) and other	23,343	5,889	NM	(7,837)	NM
Foreign currency translation (1)	4,186	74	NM	2,275	84%
Total ending assets	361,696	347,460	4%	340,353	6%
% of total retail assets sub-advised	14.3%	16.0%		15.7%

Global Institutional
Beginning assets	281,025	302,510	(7)%	292,176	(4)%
Inflows (2)	10,103	10,273	(2)%	9,588	5%
Outflows (2)	(15,621)	(16,360)	5%	(22,002)	29%
Net flows	(5,518)	(6,087)	9%	(12,414)	56%
Market appreciation (depreciation) and other (3)	8,800	(2,117)	NM	(3,034)	NM
Foreign currency translation (1)	8,221	114	NM	4,297	91%
Total ending assets	292,528	294,420	(1)%	281,025	4%

Total managed assets	$654,224	$641,880	2%	$621,378	5%

Total Assets Under Advisement (4)	35,499	31,980	11%	35,320	NM
Total Assets Under Management & Advisement	$689,723	$673,860	2%	$656,698	5%

Total AUM net flows	$(9,179)	$(12,058)	24%	$(18,215)	50%
Model delivery AUA flows (5)	422	923	(54)%	(35)	NM
Total AUM and AUA Flows (5)	$(8,757)	$(11,135)	21%	$(18,250)	52%

Legacy insurance partners flows	$(850)	$(9,104)	91%	$(978)	13%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Total Managed Assets by Type
Equity	$351,184	$340,206	3%	$325,225	8%
Fixed income	232,840	226,655	3%	228,854	2%
Money market	22,309	22,759	(2)%	20,300	10%
Alternative	28,525	33,187	(14)%	27,845	2%
Hybrid and other	19,366	19,073	2%	19,154	1%
Total managed assets by type	$654,224	$641,880	2%	$621,378	5%

Average Managed Assets by Type (1)
Equity	$334,024	$336,469	(1)%	$340,514	(2)%
Fixed income	230,335	228,662	1%	231,937	(1)%
Money market	21,463	22,540	(5)%	19,683	9%
Alternative	28,054	33,014	(15)%	30,173	(7)%
Hybrid and other	18,914	18,759	1%	19,545	(3)%
Total average managed assets by type	$632,790	$639,444	(1)%	$641,852	(1)%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	2 Qtr 2025

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	44%	59%	72%	82%
Fixed Income	83%	83%	79%	87%
Asset Allocation	51%	81%	65%	89%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	99	73	76	84

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 06/30/25. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 39 received a 4-star Overall Rating. Out of 136 Threadneedle funds rated (based on highest-rated share class), 17 received a 5-star Overall Rating and 43 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms

© 2025 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$183	$189	(3)%	$185	(1)%
Distribution fees	101	104	(3)%	102	(1)%
Net investment income	309	266	16%	296	4%
Premiums, policy and contract charges	342	367	(7)%	341	—%
Other revenues	1	2	(50)%	2	(50)%
Total revenues	936	928	1%	926	1%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	936	928	1%	926	1%

Expenses
Distribution expenses	126	129	2%	123	(2)%
Interest credited to fixed accounts	93	93	—%	92	(1)%
Benefits, claims, losses and settlement expenses	209	226	8%	211	1%
Remeasurement (gains) losses of future policy benefit reserves	(7)	(5)	40%	(3)	NM
Change in fair value of market risk benefits	153	142	(8)%	143	(7)%
Amortization of deferred acquisition costs	58	57	(2)%	57	(2)%
Interest and debt expense	11	12	8%	8	(38)%
General and administrative expense	79	78	(1)%	80	1%
Adjusted operating expenses	722	732	1%	711	(2)%
Pretax adjusted operating earnings	$214	$196	9%	$215	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$83,509	$84,042	(1)%	$85,747	(3)%
Deposits	1,243	1,364	(9)%	1,064	17%
Withdrawals and terminations	(2,191)	(2,127)	(3)%	(2,200)	—%
Net flows	(948)	(763)	(24)%	(1,136)	17%
Investment performance and interest credited	5,279	1,255	NM	(1,102)	NM
Total ending balance - contract accumulation values	$87,840	$84,534	4%	$83,509	5%

Variable annuities fixed sub-accounts	$3,588	$3,935	(9)%	$3,640	(1)%

Life Insurance In Force	$197,825	$198,340	—%	$197,512	—%

Net Amount at Risk (Life)	$37,749	$38,203	(1)%	$38,236	(1)%

Net Policyholder Reserves
VUL/UL	$16,553	$15,475	7%	$15,725	5%
Term and whole life	168	174	(3)%	170	(1)%
Disability insurance	464	505	(8)%	470	(1)%
Other insurance	491	524	(6)%	498	(1)%
Total net policyholder reserves	$17,676	$16,678	6%	$16,863	5%

DAC Ending Balances
Variable Annuities DAC	$1,656	$1,692	(2)%	$1,665	(1)%
Life and Health DAC	$949	$956	(1)%	$952	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	3	(9)	NM	(7)	NM
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	3	(33)%	2	—%
Total revenues	5	(6)	NM	(5)	NM
Banking and deposit interest expense	8	7	(14)%	8	—%
Adjusted operating total net revenues	(3)	(13)	77%	(13)	77%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	23	24	4%	26	12%
General and administrative expense	74	86	14%	64	(16)%
Adjusted operating expenses	97	110	12%	90	(8)%
Pretax adjusted operating earnings (loss)	$(100)	$(123)	19%	$(103)	3%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	45	48	(6)%	46	(2)%
Premiums, policy and contract charges	22	22	—%	22	—%
Other revenues	—	—	—%	—	—%
Total revenues	67	70	(4)%	68	(1)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	67	70	(4)%	68	(1)%

Expenses
Distribution expenses	(4)	(2)	NM	(2)	NM
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	52	56	7%	55	5%
Remeasurement (gains) losses of future policy benefit reserves	4	(3)	NM	(7)	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	1	NM	2	—%
General and administrative expense	6	6	—%	6	—%
Adjusted operating expenses	60	58	(3)%	54	(11)%
Pretax adjusted operating earnings (loss)	$7	$12	(42)%	$14	(50)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,574	$2,557	1%	$2,561	1%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	8	8	—%	8	—%
Premiums, policy and contract charges	1	1	—%	—	—%
Other revenues	43	45	(4)%	41	5%
Total revenues	52	54	(4)%	49	6%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	52	54	(4)%	49	6%

Expenses
Distribution expenses	1	—	—%	—	—%
Interest credited to fixed accounts	51	54	6%	51	—%
Benefits, claims, losses and settlement expenses	1	1	—%	1	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	1	3	67%	2	50%
Interest and debt expense	1	1	—%	—	—%
General and administrative expense	3	3	—%	3	—%
Adjusted operating expenses	58	62	6%	57	(2)%
Pretax adjusted operating earnings (loss)	$(6)	$(8)	25%	$(8)	25%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2025	2 Qtr 2024	% Better/ (Worse)	1 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$(39)	$(41)	5%	$(40)	3%
Distribution fees	(293)	(303)	3%	(287)	(2)%
Net investment income	(21)	(15)	(40)%	(22)	5%
Premiums, policy and contract charges	(9)	(8)	(13)%	(8)	(13)%
Other revenues	—	—	—%	—	—%
Total revenues	(362)	(367)	1%	(357)	(1)%
Banking and deposit interest expense	(8)	(7)	14%	(8)	—%
Adjusted operating total net revenues	(354)	(360)	2%	(349)	(1)%

Expenses
Distribution expenses	(312)	(324)	(4)%	(310)	1%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(2)	(5)	(60)%	(10)	(80)%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(14)	(9)	56%	(13)	8%
General and administrative expense	(26)	(22)	18%	(16)	63%
Adjusted operating expenses	(354)	(360)	(2)%	(349)	1%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	June 30, 2025	June 30, 2024	March 31, 2025

Long-term Debt Summary
Senior notes	$3,100	$3,400	$3,600
Finance lease liabilities	4	15	6
Other (1)	(25)	(19)	(25)
Total Ameriprise Financial long-term debt	3,079	3,396	3,581
Non-recourse debt of consolidated investment entities	2,726	2,386	2,395
Total long-term debt	$5,805	$5,782	$5,976

Total Ameriprise Financial long-term debt	$3,079	$3,396	$3,581
Finance lease liabilities	(4)	(15)	(6)
Other (1)	25	19	25
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,100	$3,400	$3,600

Total equity (2)	$6,082	$4,993	$5,426
Equity of consolidated investment entities	(1)	(1)	—
Total equity excluding CIEs	$6,081	$4,992	$5,426

Total Ameriprise Financial capital	$9,161	$8,389	$9,007
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,181	$8,392	$9,026

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	33.6%	40.5%	39.8%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	33.8%	40.5%	39.9%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$7,962	$8,149
Cash of consolidated investment entities	419	373
Investments	57,624	56,423
Investments of consolidated investment entities	2,590	2,387
Market risk benefits	2,095	2,182
Separate account assets	78,849	78,114
Receivables	14,683	14,472
Receivables of consolidated investment entities	24	31
Deferred acquisition costs	2,647	2,677
Restricted and segregated cash and investments	1,229	1,444
Other assets	16,781	15,149
Other assets of consolidated investment entities	—	2
Total Assets	$184,903	$181,403

Liabilities
Policyholder account balances, future policy benefits and claims	$43,794	$41,873
Market risk benefits	1,326	1,263
Separate account liabilities	78,849	78,114
Customer deposits	34,554	35,826
Short-term borrowings	201	201
Long-term debt	3,079	2,842
Debt of consolidated investment entities	2,726	2,429
Accounts payable and accrued expenses	2,451	2,704
Other liabilities	11,591	10,609
Other liabilities of consolidated investment entities	250	314
Total Liabilities	178,821	176,175

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,251	10,141
Retained earnings	26,050	24,713
Treasury stock	(28,986)	(27,721)
Accumulated other comprehensive income, net of tax	(1,236)	(1,908)
Total Equity	6,082	5,228
Total Liabilities and Equity	$184,903	$181,403

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended June 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$1,060	$829	28%	$10.73	$8.02	34%
Adjustments:
Net realized investment gains (losses) (1)	(18)	(3)		(0.18)	(0.03)
Market impact on non-traditional long-duration products (1)	219	(60)		2.22	(0.58)
Mean reversion-related impacts (1)	1	—		0.01	—
Net income (loss) attributable to consolidated investment entities	—	(3)		—	(0.03)
Tax effect of adjustments (2)	(42)	13		(0.43)	0.13
Adjusted operating earnings	$900	$882	2%	$9.11	$8.53	7%

Weighted average common shares outstanding:
Basic	97.4	101.6
Diluted	98.8	103.4

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date June 30,		% Better/ (Worse)	Per Diluted Share Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$1,643	$1,819	(10)%	$16.53	$17.49	(5)%
Adjustments:
Net realized investment gains (losses) (1)	(20)	(3)		(0.20)	(0.03)
Market impact on non-traditional long-duration products (1)	(241)	80		(2.42)	0.77
Mean reversion-related impacts (1)	1	—		0.01	—
Net income (loss) attributable to consolidated investment entities	(2)	(2)		(0.02)	(0.02)
Tax effect of adjustments (2)	55	(16)		0.55	(0.15)
Adjusted operating earnings	$1,850	$1,760	5%	$18.61	$16.92	10%

Weighted average common shares outstanding:
Basic	97.9	102.2
Diluted	99.4	104.0

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended June 30,
(in millions, unaudited)	2025	2024
Total net revenues	$4,375	$4,220
Adjustments:
Net realized investment gains (losses)	(18)	(3)
Market impact on non-traditional long-duration products	4	(1)
Mean Reversion related impacts	1	—
CIEs revenue	53	53
Adjusted operating total net revenues	$4,335	$4,171

Total expenses	$3,024	$3,169
Adjustments:
CIEs expenses	53	56
Market impact on non-traditional long-duration products	(215)	59
Adjusted operating expenses	$3,186	$3,054

Pretax income	$1,351	$1,051
Pretax adjusted operating earnings	$1,149	$1,117

Pretax income margin	30.9%	24.9%
Pretax adjusted operating margin	26.5%	26.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,051	$1,117
Income tax provision	$222	$235

Effective tax rate	21.1%	21.0%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,351	$1,149
Income tax provision	$291	$249

Effective tax rate	21.6%	21.7%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended June 30,
(in millions, unaudited)	2025	2024
Net income	$3,225	$3,068
Less: Adjustments (1)	(400)	(198)
Adjusted operating earnings	$3,625	$3,266

Total Ameriprise Financial, Inc. shareholders’ equity	$5,489	$4,501
Less: Accumulated other comprehensive income, net of tax	(1,551)	(2,176)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,040	6,677
Less: Equity impacts attributable to the consolidated investment entities	(2)	(4)
Adjusted operating equity	$7,042	$6,681

Return on equity excluding AOCI	45.8%	45.9%
Adjusted operating return on equity excluding AOCI (2)	51.5%	48.9%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.